SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 25, 2005

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York	10020

(Address of Principal Executive Offices)	(Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 2.02 and 7.01.  Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

          On January 25, 2005 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2004.

          The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) that for 2004 the Registrant’s diluted earnings per share from continuing operations were $3.92, which includes a non-cash benefit of 10 cents per share from the elimination of certain accrued tax liabilities following the completion of various tax audits. The Release also contains data that would not be presented in a GAAP statement of earnings to the effect that “[F]or 2005, we expect another year of double-digit growth in earnings per share from continuing operations. That now includes 10-12 cents of dilution from acquisitions last year and changes in pension plan assumptions for 2005, but it excludes the 2004 non-cash benefit of 10 cents per share from accrued tax liabilities and a change in accounting for share-based compensation effective July 1, 2005.”  The Registrant believes that the disclosure of this data, which excludes the 2004 non-cash benefit of 10 cents per share from accrued tax liabilities and a change in accounting for share-based compensation effective July 1, 2005, is meaningful to shareholders and analysts in understanding the Registrant’s financial condition, and to facilitate in evaluating the strengths and weaknesses of the Registrant’s continuing businesses. In addition, this data will facilitate period to period comparisons of the financial performance of the Registrant.

          Item 9.01.  Exhibits.

          Earnings Release of the Registrant, dated January 25, 2005, containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

	By:	/s/ KENNETH M. VITTOR

Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated: January 25, 2005

INDEX TO EXHIBITS

Exhibit Number

          (99)     Earnings Release of the Registrant, dated January 25, 2005, containing a discussion of Registrant’s results of operations and financial condition for the fourth quarter and fiscal year ending December 31, 2004.